UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 7, 2011

HOOKER FURNITURE CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	000-25349	54-0251350
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

440 East Commonwealth Boulevard,
Martinsville, Virginia	24112	(276) 632-0459
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 7 and 12, 2011, the Compensation Committee of the Board of Directors of Hooker Furniture Corporation (the “Company”) adopted new performance metrics and revised the performance thresholds and participation rates for its annual incentive compensation plan for the Company’s fiscal year ending January 29, 2012 (“fiscal 2012”), based on a thorough review of the Company’s compensation policies and practices with its compensation consultant.

Under the prior terms of the plan, the Company’s executive officers were entitled to receive a payment, expressed as a percentage of their calendar year 2011 base salary, if the Company obtained 80% or more of its budgeted fiscal 2012 consolidated net income target. No cash bonus was to be paid if the Company failed to reach at least 80% of the budgeted net income target and a maximum cash bonus was to be paid if the Company reached 120% or more of target net income.

Under the revised plan for the executive officers listed in the table below:

▪	the performance metric has been changed to the Company’s budgeted consolidated operating income;

▪	the performance threshold range has been expanded to 70% to 150% of budgeted consolidated operating income; and

▪	the annual cash incentive potential rates for the individual executive officers have been revised.

The executive officers listed in the table below are now entitled to receive a payment, expressed as a percentage of their calendar year 2011 base salary, if the Company obtains 70% or more of its budgeted fiscal 2012 consolidated operating income target. No cash bonus will to be paid if the Company fails to reach at least 70% of the budgeted operating income target and a maximum cash bonus will be paid if the Company reaches 150% or more of target operating income.

The annual cash incentive potential, expressed as a percentage of 2011 calendar year annual base salary, for each of the following executive officers is as follows:

	If the Company Attains:
	70% of Target Operating Income	85% of Target Operating Income	100% of Target Operating Income	125% of Target Operating Income	150% of Target Operating Income
Paul B. Toms, Jr., Chairman & CEO	25%	37.5%	50%	66.5%	83.5%
Alan D. Cole, President*	25%	37.5%	50%	66.5%	83.5%
Paul A. Huckfeldt, VP-Finance & Accounting & CFO	20%	30%	40%	53.2%	66.8%
Arthur G. Raymond, Jr., Senior Vice-President, Casegoods Operations	17.5%	26.3%	35%	46.6%	58.5%

* The terms of the annual cash incentive plan for Alan D. Cole were revised in connection with his promotion to President of the Company on August 22, 2011, as previously reported in the Company’s Current Report on Form 8-K filed August 26, 2011.

Raymond T. Harm, Senior Vice-President of Sales, works exclusively with the Company’s casegoods division. Consequently, his annual incentive compensation will now be based on the Company’s casegoods division attaining 70% or more of its budgeted fiscal 2012 operating income target.  No cash bonus will to be paid if the casegoods division fails to reach at least 70% of its budgeted operating income target and a maximum cash bonus will be paid if the casegoods division reaches 150% or more of its target operating income.

Mr. Harm’s annual cash incentive potential, expressed as a percentage of his 2011 calendar year annual base salary, is as follows:

	If the Company’s Casegoods Division Attains:
	70% of Target Operating Income	85% of Target Operating Income	100% of Target Operating Income	125% of Target Operating Income	150% of Target Operating Income
Raymond T. Harm, Senior Vice-President- Sales	15%	22.5%	30%	39.9%	50.1%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOOKER FURNITURE CORPORATION

   By: /s/ Paul A. Huckfeldt
Paul A. Huckfeldt
Vice-President Finance and Accounting
Chief Financial Officer

Date:  September 13, 2011